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                                                                     EXHIBIT 8.1

                          [Letterhead of Perkins Coie]


                                  July  , 2002

Sparkling Spring Water Holdings Limited
19 Fielding Avenue
Dartmouth, Nova Scotia, Canada
B3B 1C9


Ladies and Gentlemen:

      We have acted as special United States federal income tax counsel to Sparkling Spring Water Holdings Limited, a company organized under the laws of the Province of Nova Scotia, Canada (the "Issuer"), in connection with the preparation and filing by the Issuer with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form F-1 (Registration No. 333-88264), and the prospectus included therein (the "Registration Statement"). Pursuant to the Registration Statement, the Issuer is offering common shares to the public (the "Offering"). Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Registration Statement. In delivering this opinion, we have, with your permission, relied upon (without any independent investigation), and assumed as correct, information in a certificate provided to us by the Issuer and such other materials pertaining to the Offering as we have deemed necessary or appropriate.

      We hereby confirm our opinion set forth under the caption "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" in the Registration Statement. Furthermore, it is our opinion that the discussion under the caption "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS," insofar as such discussion represents legal conclusions or statements of United States federal income tax law, is accurate in all material respects.

      This opinion represents our best judgment regarding the application of United States federal income tax laws under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not


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Sparkling Spring Water Holdings Limited
July 1, 2002
Page 2

successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. This opinion addresses only the matters described above, and does not address any other United States federal, state, local or foreign tax consequences relevant to the acquisition, ownership and disposition of the common shares in the context of the Offering.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "LEGAL MATTERS" and "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act.

                                            Very truly yours,


                                            PERKINS COIE LLP